UNDERWRITING AGREEMENT

                                _________________



                                                                    July 7, 1999



Sonat Inc.,
  1900 Fifth Avenue North,
    AmSouth-Sonat Tower,
      Birmingham, Alabama 35203.

Dear Sirs:

            The underwriters named below (such underwriters being herein called the "Underwriters") understand that Sonat Inc., a Delaware corporation (the "Company"), proposes to issue and sell $600,000,000 aggregate principal amount of 7 5/8% Notes due July 15, 2011 (the "Purchased Securities"), registered on Registration Statements No. 333-62383 and 333-82385 (the "Registration
Statements"). Subject to the terms and conditions set forth herein and incorporated by reference herein and referred to below, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of such Purchased Securities set forth opposite their names at 98.274% of their principal amount.



                                                             Principal Amount
Name                                                              of Notes
----                                                         ----------------
Donaldson, Lufkin & Jenrette Securities Corporation........    $ 301,200,000

Chase Securities Inc.......................................       99,600,000

Goldman, Sachs & Co........................................       99,600,000

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...................................       99,600,000
                                                               -------------
         Total ............................................     $600,000,000


            The Underwriters will pay for such Purchased Securities upon delivery thereof at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 a.m. (New York time) on July 12, 1999.

            The Purchased Securities shall have the following terms:

            MATURITY: July 15, 2011

            INTEREST RATE:  7 5/8%

            REDEMPTION PROVISIONS: Redeemable, in whole or in part, at the option of the Company, at any time, at a redemption price equal to the greater of (i) 100% of the principal amount redeemed and (ii) the sum of the present values of the remaining scheduled payments thereon, discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 25 basis points, plus in each case accrued interest on the principal amount being redeemed to the date of redemption.

            DEFEASANCE PROVISIONS: Subject to the defeasance and covenant defeasance provisions of Article 15 of the Indenture, dated as of June 1, 1986, as amended between the Company and The Chase Manhattan Bank (formerly Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), as Trustee.

            INTEREST PAYMENT DATES: January 15 and July 15 commencing January 15, 2000.


            Unless otherwise provided herein, all the provisions contained in the document entitled Sonat Inc. Underwriting Agreement Standard Provisions, dated September 25, 1997, a copy of which was filed as Exhibit 1 to the Company's Current Report on Form 8-K dated September 30, 1997, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

            Section 3 of the Sonat Inc. Underwriting Agreement Standard Provisions (the "Standard Provisions") is amended as follows: "(No. 333-62383)" shall be inserted in the first sentence thereof after the words "a registration statement on Form S-3".

            Sections 5(f) and 5(g) of the Standard Provisions shall be replaced in their entirety to read as follows:

      "Section 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

      (f) The Underwriters or the Representatives shall have received on the Closing Date (i) from Hughes Hubbard & Reed LLP an opinion, dated the Closing Date, substantially identical to the form of their opinion attached hereto as Annex A-1 and (ii) from Andrews & Kurth L.L.P., counsel for El Paso Energy Corporation, an opinion, dated the Closing Date, with respect to the periodic reports of El Paso Energy Corporation included in the Company's Current Report on Form 8-K dated July 6, 1999, in the form attached hereto as Annex A-2.

      (g) The Underwriters or the Representatives shall have received on the Closing Date (i) from Sullivan & Cromwell, counsel for the Underwriters, opinions dated the Closing Date, with respect to the Company, the Underwriters' Securities, the Registration Statement and Prospectus and this Agreement and (ii) from Locke Liddel & Sapp LLP, counsel for the Underwriters, an opinion and letter dated the Closing Date, with respect to the periodic reports of El Paso Energy Corporation included in the Company's Current Report on Form 8-K dated July 6, 1999. Such opinions shall be satisfactory in all respects to the Underwriters or the Representatives, and the Company shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinions."

            All notices and communications hereunder to an Underwriter shall be given to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                              Very truly yours,

                              DONALDSON, LUFKIN & JENRETTE
                                    SECURITIES CORPORATION
                              CHASE SECURITIES INC.
                              GOLDMAN, SACHS & CO.
                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED


                              By: DONALDSON, LUFKIN & JENRETTE
                                    SECURITIES CORPORATION



                              By:____________________________________
                                   Name:
                                   Title:






Accepted:

SONAT INC.



By:__________________________
    Name:
    Title:

                                    ANNEX A-1

            Pursuant to Section 5(f) of the Sonat Inc. Underwriting Agreement Standard Provisions, Hughes Hubbard & Reed LLP shall furnish an opinion with respect to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (which, as to paragraph (vii) below, may rely on the opinion of in-house counsel to the Company) to the effect that:

             (i) The Company was duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the General Corporation Law of such State to carry on the business in which it is now engaged, as described in the Prospectus and is duly qualified as a foreign corporation in the States of Alabama, New York and Texas.

            (ii) Southern Natural Gas Company and Sonat Exploration Company were duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware with corporate power under the General Corporation Law of such State to carry on the business in which they are now engaged, as described in the Prospectus and the shares of capital stock of each such corporation owned by the Company are duly and validly issued, fully paid and nonassessable and, to such counsel's knowledge, are owned by the Company free and clear of all mortgages, pledges, liens, encumbrances and other security interests.

            (iii) The Purchased Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus under the captions "Description of Debt Securities" and "Description of Notes".

            (iv) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939, as amended, and, assuming that it has been duly authorized, executed and delivered by the Trustee, constitutes a valid and binding agreement of the Company in accordance with its terms, except as limited by general equitable principles and by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights; and the Purchased Securities have been duly authorized and executed by the Company, and, when authenticated, issued and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement, will constitute valid and binding obligations of the

Company entitled to the benefits of the Indenture, except as limited by general equitable principles and by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights.

            (v) The Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor instituted or threatened under the Securities Act by the Securities and Exchange Commission.

            (vi) The Registration Statement, and the Prospectus comply as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended, and the applicable Rules and Regulations of the Securities and Exchange Commission thereunder (except for the Statement of Eligibility of the Trustee on Form T-1, the financial statements and notes thereto, related schedules and exhibits and other financial data included in or omitted from the Registration Statement and other matters referred to in the Prospectus under "Experts", as to which such counsel may express no opinion).

            (vii) No approval, authorization, consent or other order of any public board or body (other than in connection or in compliance with the provisions of the Federal securities laws or the securities or Blue Sky laws of any State) is legally required for the issuance and sale by the Company of the Purchased Securities.

            (viii) The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Company.

                                  * * * * *

            We have  assumed the truth of  information  furnished to us and have not independently verified and do not undertake any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. We have, however, participated in conferences with representatives of the Company, with your counsel and with your representatives, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed. Our examination of the Registration Statement and the Prospectus and participation in such conferences have not led us to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, as supplemented by the Prospectus Supplement, contained, as of July 7, 1999, or contains, as of the date hereof, any untrue statement of a material fact or omitted, as of July 7, 1999, or omits, as of the date hereof to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we do not express any comment with respect to the Statement of Eligibility of the Trustee on Form T-1, the financial statements and notes thereto, related schedules and exhibits and other financial data included in or omitted from the Registration Statement or the Prospectus other matters referred to in the Prospectus under the caption "Experts", Incorporated Documents filed with the Securities and Exchange Commission prior to January 1, 1999 and the Company's Current Report on Form 8-K dated July 6, 1999).

                                    ANNEX A-2

            We have acted as counsel to El Paso Energy Corporation, a Delaware corporation (the "Company"), in connection with the Company's preparation of certain periodic reports listed below filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In connection with the proposed merger of Sonat Inc. ("Sonat") with and into the Company, it is our understanding that Sonat has filed a Current Report on Form 8-K with the Commission on July 7, 1999 (the "Sonat Form 8-K"), which included the following periodic reports filed pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (collectively, the "El Paso Reports"). We are delivering this opinion to you pursuant to Section 5(f) of the Underwriting Agreement Standard Provisions, dated July 7, 1999, among Sonat and the underwriters named therein.

            Subject to the qualifications and limitations set forth below, we are of the opinion that:

            Each El Paso Report (except for the financial statements and the notes thereto and the schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which we do not express any opinion), when filed by the Company with the Commission pursuant to the Exchange Act, appeared on its face to be approximately responsive in all material respects as to form with the requirements of the Exchange Act.

            In addition, in the course of the preparation by the Company of the El Paso Reports, we have participated in conferences with certain of the officers and representatives of the Company and the Company's independent accountants at which the El Paso Reports have been discussed. We did not, however, participate in the preparation of the Sonat Form 8-K. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the El Paso Reports or the Sonat Form 8-K and we have made no independent check or verification thereof. Subject to the foregoing, no facts have come to our attention that have caused us to believe that any El Paso Report, at the time such El Paso Report was filed by the Company with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no belief, however, with respect to financial statements, schedules or notes thereto or other financial or statistical data included in or omitted from any of the Exchange Act Reports.

            With respect to any matters indicated herein to be limited to our knowledge and information (or words to like effect), the opinions set forth herein with respect to such matters are specifically limited to the actual knowledge which attorneys who are members of or are employed by this firm have obtained solely in connection with the representation of the Company with respect to the preparation of the El Paso Reports and without any independent investigation. Nothing has come to the attention of such attorneys to cause them to believe that the statements made herein "to our knowledge" are false.

            This opinion is limited in all respects to the federal laws of the United States, the laws of the State of New York (other than municipal and local ordinances and regulations), and the Delaware General Corporation Law (without regard to the decisional case law of Delaware), is furnished by us as counsel for the Company to the persons to whom this opinion is addressed, and may not be relied upon by any other person or entity and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without the prior written consent of the undersigned. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.